PRUDENTIAL SECURITIES INCORPORATED
                                One Seaport Plaza
                               New York, NY 10292

                            Selected Dealer Agreement


                                                                    ,1996

[Dealer Name]
[Address]


Dear [Name]:

         As the distributor of shares of certain investment companies presently or hereafter managed by Prudential Mutual Fund
Management, Inc. ("PMF"), shares of which companies are distributed by us at their respective net asset values plus sales charges, if any, pursuant to Distribution Agreements between us and each such company (collectively, the "Funds"), we invite you to participate as a selected dealer in the distribution of shares of any and all of the Funds as set forth at Schedule A, upon the following terms and conditions:

         1. You are to offer and sell such shares only at the public offering prices which shall be currently in effect, in accordance with the terms of the then current prospectus of each Fund. You shall not have authority to act as agent for any Fund, for us, or for any other dealer in any respect. All orders are subject to acceptance by us and become effective only upon confirmation by us.

         2. On each sale of shares by you, the total sales charges or discounts, if any, to selected dealers shall be as stated in Schedule A, which Schedule A may be amended from time to time in accordance with the provisions of Section 16. Schedule A may be provided in written or electronic format.

         Such sales charges or discounts to selected dealers are subject to reductions under a variety of circumstances as described in the then current prospectus of the Funds. To obtain these reductions, we must be notified when the sale takes place which would qualify for the reduced charge. There is no sales charge or discount to selected dealers on the reinvestment of dividends or capital gains reinvestment or on shares acquired in exchange for shares of another Fund. Subject to other provisions of this Agreement, from time to time an account servicing fee shall be paid to selected dealer with respect to shares of the Funds. Such account servicing fees should be payable only on accounts for which you provide personal service and/or maintenance services for shareholder accounts.

         3. As a selected dealer, you are hereby authorized to: (i) place purchase orders on behalf of your customers or for your own bona fide investment through us for shares of the Funds which orders are to be effected subject to the applicable compensation provisions set forth in each Fund's then current prospectus; and
(ii) tender shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in each Fund's then current prospectus.

         4. Redemption of shares will be made at the net asset value of such shares in accordance with the then current prospectus of each Fund.

         5.  You represent and warrant that:

                  (a) You are a registered broker-dealer with the Securities and Exchange Commission ("SEC") and a member of the National Association of Securities Dealers, Inc. ("NASD") and that you agree to abide by the Conduct Rules of the NASD;

                  (b) You are a corporation duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which you are organized and that you are duly registered or exempt from registration as a broker-dealer in all fifty states, Puerto Rico and the District of Columbia and that you will not offer shares of any Fund for sale in any state where we have informed you in writing that they are not qualified for sale under the Blue Sky laws and regulations of such states or where you are not qualified to act as a broker-dealer;

                   (c) You are empowered under applicable laws and by your charter and by-laws to enter into and perform this Agreement and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting your ability to perform under this Agreement;

                   (d) All requisite corporate proceedings have been taken to authorize you to enter into and perform this Agreement;

                   (e) You agree to keep in force appropriate broker's blanket bond insurance policies covering any and all acts of your employees, officers and directors adequate to reasonably

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

         protect and indemnify Prudential Securities Incorporated ("PSI") and the Funds against any loss which any party may suffer or incur, directly or indirectly, as a result of any action by you, or your employees, officers and directors; and

                  (f) You agree to maintain the required net capital as warranted by the rules and regulations of the SEC, NASD and other regulatory authorities.

         6.       We represent and warrant that:

                  (a) We are a registered broker-dealer with the SEC and a member of the NASD and that we agree to abide by the Conduct
         Rules of the NASD;

                  (b) We are a corporation duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which we are organized and that we are duly registered or exempt from registration as a broker-dealer in all fifty states, Puerto Rico and the District of Columbia;

                  (c) We are empowered under applicable laws and by our charter and by-laws to enter into and perform this Agreement and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting our ability to perform under this Agreement;

                  (d) All requisite corporate procedures have been taken to authorize us to enter into and perform this Agreement; and


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

                  (e) We agree to maintain the required net capital as warranted by the rules and regulations of the SEC, NASD and other regulatory authorities.

         7. This Agreement is in all respects subject to Rule 2830 of the Conduct Rules of the NASD which shall control any provisions to the contrary in this Agreement.

         8.  You agree:

                  (a) To purchase shares on behalf of your customers only through us or to sell shares only on behalf of your customers.

                  (b) To purchase shares on behalf of your customers through us only for the purpose of covering purchase orders already received from your customers or for your own bona fide investment.

                  (c) That you will not purchase from, or sell any shares on behalf of, investors at prices lower than the redemption prices then quoted by the Funds, subject to any applicable charges as stated in such Fund's then current prospectus. You shall, however, be permitted to sell shares for the account of their record owners to the Fund at the redemption prices currently established for such shares and may charge the owner a fair commission for handling the transaction.

                  (d) That you will not delay placing customers' orders for shares.

                  (e) That if any shares confirmed to you hereunder are redeemed by the Funds within seven business days after such confirmation of your original order, you shall forthwith refund to us the full sales charge or discount, if any, allowed to you on such sales. We shall forthwith pay to the Fund our share of the sales charge, if any, on the original sale, and shall also pay to the Fund the refund from you as herein provided. Termination or cancellation of

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

                           this Agreement shall not relieve you or us from the requirements of this subparagraph.

                  (f) To (i) be liable for, (ii) hold PSI, the Funds, PMF and Prudential Mutual Fund Services, Inc. ("PMFS") (the Funds' transfer agent), our officers, directors and employees harmless from and (iii) indemnify us and them from any loss, liability, cost and expense arising from: (A) any statements or representations that you or your employees make concerning the Funds that are inconsistent with either the pertinent Fund's current prospectus and statement of additional information or any other written material we have provided to you, (B) any sale of shares of a Fund in any state, any U.S. territory or the District of Columbia where the Fund's shares were not properly registered or qualified, when we have indicated to you that the Fund's shares were not properly registered and qualified; and (C) any of your actions relating to the processing of purchase, exchange and redemption orders and the servicing of shareholder accounts. Your obligation under this paragraph shall survive the termination of this Agreement.

                  (g) As a condition of the receipt of an account servicing fee as described at Sections 2 and 14, you agree to provide to shareholders of the Funds personal service and/or maintenance services with respect to shareholder accounts.

         9. We agree to be liable for, and to hold you, your officers, directors and employees harmless from and to indemnify you and each of them for any loss, liability, cost and expense arising from: (A) any material misstatement in or omission of a material fact from a Fund's current prospectus or statement of additional information or in the written material we provided you;
(B) any failure of any Fund's shares to be properly registered and available for sale under any applicable federal law and regulation or the laws and regulations of any state, any U.S. territory or the District of Columbia when we have represented to you that the Fund's shares are so registered and qualified; and (C) any of our actions, or the actions of our affiliates, relating to the

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

processing of purchase, exchange and redemption orders and the servicing of shareholder accounts. Our obligation under this
Section 9 shall survive the termination of this Agreement.

         10. We shall not accept from you any conditional orders for shares. Delivery of certificates, if any, for shares purchased shall be made by the Fund only against receipt of the purchase price, subject to deduction for sales charge or discount reallowed to you and our portion of the sales charge on such sale, if any.
If payment for the shares purchased is not received within the time customary for such payments, the sale may be canceled forthwith without any responsibility or liability on our part or on the part of the Funds (in which case you will be responsible for any loss, including loss of profit, suffered by the Funds resulting from your failure to make payments as aforesaid), or, at our option, we may sell on your behalf the shares ordered back to the Funds (in which case we may hold you responsible for any loss, including loss of profit, suffered by us resulting from your failure to make payment as aforesaid).

         11. Shares of the Funds are qualified for sale or exempt from qualification in the states and territories or districts listed in Schedule B, which Schedule B may be amended from time to time.
Schedule B may be provided in written or electronic format.
Qualification of shares of the Funds in the various states, including the filing in any state of further notices respecting such shares, is our responsibility or the responsibility of the Funds.

         12. You will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable
Federal and state securities laws (subject to our obligations set forth in Section 11) and in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made a copy of the applicable then current prospectus.
All out-of-pocket expenses incurred in connection with your activities under this Agreement will be borne by you.

         13. We shall be under no obligation to each other except for obligations expressly assumed by us herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with any provision of the Securities Act of 1933, or of

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

the Rules and Regulations of the SEC or to relieve the parties hereto from any liability arising under the Securities Act of 1933.

         14. Notwithstanding anything to the contrary contained herein, from time to time during the term of this Agreement PSI may (but is not hereby obliged to) make payments to you, in consideration of your furnishing personal service and/or maintenance services for shareholder accounts with respect to the Funds. Any such payments made pursuant to this Section 14 shall be subject to the following terms and conditions:

                  (a) Any such payments shall be in such amounts as we may from time to time advise you in writing but in any event not in excess of the amounts permitted, if any, by each Fund's Plan of Distribution in effect. Any such payments shall be in addition to the selling concession, if any, allowed to you pursuant to this Agreement.

                  (b) The provisions of this Section 14 relate to each Plan of Distribution adopted by the Fund pursuant to Rule 12b-1 under the INVESTMENT COMPANY ACT OF 1940 (THE "ACT").

                  (c) The provisions of this Section 14 and any other related provisions applicable to a Fund shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 under the INVESTMENT COMPANY ACT ("ACT"). The provisions of this Section 14 shall automatically terminate with respect to a particular Plan in the event of the assignment (as defined by the Act) of this Agreement or in the event such Plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this Section 14 may be terminated at any time, without penalty, by either party with respect to any particular Plan on not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

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

         15. You and your agents and employees are not authorized to make any written or oral representations concerning the Funds or their shares except those contained in or consistent with the prospectus and such other written materials we provide relating to the Funds. We shall supply prospectuses, reasonable quantities of supplemental sales literature, sales bulletins, and additional information as issued and/or requested by you. You agree not to use other advertising or sales material relating to the Funds, unless forwarded to PSI's Marketing Review Department for review prior to use and approved in writing by us in advance of such use.
Any printed information furnished by us other than the then current prospectuses and SAIs for the Funds, periodic reports and proxy solicitation materials is our sole responsibility and not the responsibility of the Funds, and you agree that the Funds shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

         16. Either party to this Agreement may terminate the Agreement by giving 30 days' written notice to the other. Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other party or any officer or partner thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other party at his or its address as shown below. This Agreement may be amended by us at any time and your placing of an order after the effective date of any such amendment shall constitute your acceptance thereof.

         17. This Agreement shall be construed in accordance with the laws of the State of New York and shall be binding upon both parties hereto when signed by us and accepted by you in the space provided below.

         18. If a dispute arises between you and us with respect to this Agreement which you and we are unable to resolve ourselves, it shall be settled by arbitration in accordance with the then-existing NASD Code of Arbitration Procedures ("NASD Code"). The parties agree, that to the extent permitted by the NASD Code, the arbitrator(s) shall be selected from the securities industry.


         19. This Agreement is in full force and effect as of the date hereof and supersedes any previous agreements relating to the subject matter hereof.

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

                                  Very truly yours,

                                  PRUDENTIAL SECURITIES INCORPORATED

                                  By:               ________________________
                                  Title:            ________________________


Firm Name: ___________________

Address: ___________________

City: _________________   State: ________  Zip Code: ________



ACCEPTED BY (signature)

Name (print)                            Title

Date                            199    Phone #



                Please return two signed copies of this Agreement
                  (one of which will be signed above by us and
                 thereafter returned to you) in the accompanying
                               return envelope to:

                       Prudential Securities Incorporated
                          Attention: Phyllis J. Berman
                             National Sales Division
                              Three Gateway Center
                         100 Mulberry Street, 8th Floor
                              Newark, NJ 07102-4077







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